Exhibit 5

September 23, 2008

Rentrak Corporation

One Airport Center

7700 NE Ambassador Place

Portland, Oregon 97220

Subject:	Registration Statement on Form S-8 relating to The Executive Nonqualified Excess Plan of Rentrak Corporation (the "Plan")

Ladies and Gentlemen:

We have acted as counsel to Rentrak Corporation, an Oregon corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of up to $2,000,000 in principal amount of deferred compensation obligations (the "Obligations") which may be issued pursuant to the provisions of the Plan. We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

On the basis of the foregoing examination and review, we are of the opinion that:

1.         The Company is a corporation validly existing under the laws of the state of Oregon; and

2.         The Obligations have been duly authorized and when deferred amounts are credited to the accounts of participants in accordance with the terms and conditions of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with the terms and conditions of the Plan, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the state of Oregon.

We hereby consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Miller Nash LLP

MILLER NASH LLP